EXHIBIT 8.1


                                                        5 June 2003

                                 0207 006 2363

Gracechurch Card Funding (No. 4) PLC
54 Lombard Street
London  EC3P 3AH
United Kingdom

Ladies and Gentlemen

OPINION OF CLIFFORD CHANCE US LLP RE: U.S. TAX MATTERS
Gracechurch Card Funding (No. 4) PLC

We have acted as U.S. tax counsel for Gracechurch Card Funding (No. 4) PLC, a public limited company incorporated in England and Wales (the "ISSUER"), in connection with the preparation of the Registration Statement on Form F-1 (the "REGISTRATION STATEMENT"), which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "ACT"), for the registration under the Act of Class A, Class B and Class C notes (the "NOTES") representing non-recourse asset backed obligations of the Issuer. The Notes are to be issued pursuant to a trust deed, governed by English law (the "TRUST DEED") between the Issuer and the Bank of New York acting through its London branch, as trustee, substantially in the form filed as exhibit 4.4 to the Registration Statement.

We hereby confirm that the statements set forth in the prospectus relating to the Notes (the "PROSPECTUS") forming a part of the Registration Statement under the headings "Prospectus Summary: United States Federal Income Tax Status" and "Material United States Federal Income Tax Consequences", to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects. We further hereby confirm and adopt the opinions as to the material federal tax consequences of the purchase, ownership and disposition of the Notes set forth in the Prospectus under the heading "Material United States Federal Income Tax Consequences". The statements concerning federal income tax consequences contained in the prospectus do not purport to discuss all possible United States income tax ramifications of the proposed issuance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Clifford Chance US LLP under the captions "Legal Matters", "Prospectus Summary: United States Federal Income Tax Status" and "Material United States Federal Income Tax Consequences" in the Prospectus. In giving such consent, we do not admit that we are "experts," within the meaning of the term used in the Act or the rules and regulations

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of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Respectfully submitted,



CLIFFORD CHANCE US LLP

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